UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 17, 2007

uVuMobile, Inc.
      (Exact name of registrant as specified in charter)

Delaware	000-26809	91-1962104
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification Number)

2160 Satellite Boulevard, Suite 130, Duluth, GA	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:(678) 417-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective December 17, 2007, Daniel McKelvey and William B.G. Scigliano were appointed to the Company’s Board of Directors.  Mr. McKelvey will serve on the Company’s Compensation and Nominating Committees and Mr. Scigliano will serve on the Audit Committee.  Mr. McKelvey and Mr. Scigliano are principals with Forte Partners, which assisted the Company in raising approximately $2.04 million of the Company’s 8% Secured Convertible Debentures.  In connection with this capital raise Forte Partners was paid approximately $203,000.

On December 17, 2007, Michael Criden resigned as a Director of the Company.  Mr. Criden had no disagreements with management or the Company on any matter relating to its operations, policies or practices. Mr. Criden was a member of the Nominating and Compensation Committees.

            On December 17, 2007, Glenn Singer resigned as a Director of the Company.  Mr. Singer had no disagreements with management or the Company on any matter relating to its operations, policies or practices. Mr. Singer was a member of the Audit and Compensation Committees.

Item 9.01 Financial Statements and Exhibits

d)	Exhibits

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

uVuMobile, Inc

Dated: December 20, 2007	By:	/s/ William J. Loughman
William J. Loughman
Chief Executive Officer, President
and Chief Financial Officer